Exhibit 99.1

iMedia Brands Reports First Quarter 2021 Results, Updates 2021 Guidance

Company Achieves 18% Net Sales Growth Over Same Prior Year Period

MINNEAPOLIS, MN – May 25, 2021 – iMedia Brands, Inc. (the “Company”) (NASDAQ: IMBI) today announced results for the first quarter ended May 1, 2021.

First Quarter 2021 Summary & Recent Highlights

•	Q1 net sales were $113.2 million, an increase of 18% compared to same prior-year period and the best year-over-year quarterly revenue growth in eight years. During the quarter, the Company launched 34 new brands across its television networks ShopHQ, ShopBulldogTV and ShopHQHealth.
•	Q1 gross margin was 40.6%, a 350-basis point improvement over the same prior-year period.
•	Q1 total active customers grew by 14% compared to the same prior-year period.
•	Q1 net loss attributable to stockholders improved to $3.2 million, a 53% improvement over the same prior-year period.
•	Q1 adjusted EBITDA was $8.1 million, a $9.8 million improvement over the same prior-year period.
•	On May 20, 2021, the Company announced ShopHQ is set to launch in 20+ million high-definition homes in top U.S. markets, including New York City, Los Angeles, San Francisco, Dallas, Washington, D.C and Boston via its new affiliation agreement with RNN, the largest independent broadcast group in the U.S.
•	On March 1, 2021, the Company entered a licensing partnership with ReStore Capital, a Hilco Global company, where iMedia will operate and grow the Christopher & Banks business throughout all sales channels, including digital, television, catalog, and brick-and-mortar retail.
•	On February 22, 2021, the Company successfully closed on its common stock equity raise of $21.2 million, net of discounts, commissions, and other offering costs.
•	On February 5, 2021, the Company contributed approximately $3.5 million in inventory to acquire a controlling interest in an online marketplace called TheCloseOut.com. The site offers consumers exclusive and name-brand products at deep discounts.

CEO Commentary

“Q1 was another strong performance for us,” said Tim Peterman, CEO of iMedia Brands, “and when we combine our strong operating fundamentals with the recently announced growth catalysts like Christopher & Banks and ShopHQ’s launch in 20+ million high-definition homes in June, iMedia is positioned well for a strong 2021.”

First Quarter 2021 Results

SUMMARY RESULTS AND KEY OPERATING METRICS

($ Millions, except average selling price and EPS)

	Q1 5/1/2021	Q1 5/2/2020	Q1 Change
Net Sales	$113.2	$95.8	18%

Gross Margin %	40.6%	37.1%	350 bps

Adjusted EBITDA	$8.1	$(1.6)	N/A

Net loss attributable to non-controlling interest	$(0.2)	$-	N/A

Net loss attributable to shareholders	$(3.2)	$(6.8)	53%

EPS	$(0.21)	$(0.82)	75%

Net Shipped Units (000s)	1,513	1,348	12%
Average Selling Price (ASP)	$66	$64	3%
Return Rate %	16.8%	17.8%	(100 bps )
ShopHQ Digital Net Sales %	51.5%	53.1%	(160 bps )
Total Customers - 12 Month Rolling (000s)	1,071	991	8%

% of ShopHQ Net Merchandise Sales by Category
Jewelry & Watches	48%	46%
Home & Consumer Electronics	15%	16%
Beauty & Health	22%	24%
Fashion & Accessories	15%	14%
Total	100%	100%

Liquidity and Capital Resources

As of May 1, 2021, total unrestricted cash was $14.9 million. Net debt at the end of Q1 was $37.8 million, a $0.1 million reduction from prior-year end. The Company also had an additional $9.3 million of unused availability on its revolving credit facility.

Increased Outlook

For Q2 2021, the Company anticipates reporting at least $8 million of adjusted EBITDA and approximately $121 million in revenue, which is roughly a 3% decline in revenue compared to the same prior year period due to the prior year period’s unusually high revenue performance.

For the full year 2021, the Company anticipates reporting full year adjusted EBITDA between $35 and $37 million, which is an approximate $7 million increase from the Company’s previous guidance. In addition, the Company anticipates reporting full year revenue of at least $490 million, which is an 8% increase compared to 2020. This is primarily driven by ShopHQ’s new 20+ million HD homes launching in late June and the growth of Christopher & Banks.

Conference Call

The Company will hold a conference call today at 8:30 a.m. Eastern time to discuss its first quarter 2021 results.

Date: Tuesday, May 25, 2021

Toll-free dial-in number: (877) 407-9039

International dial-in number: (201) 689-8470

Conference ID: 13719509

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the iMedia Brands website at www.imediabrands.com.

A replay of the conference call will be available after 11:30 a.m. Eastern time on the same day through June 8, 2021.

Toll-free replay number: (844) 512-2921

International replay number: (412) 317-6671

Replay ID: 13719509

About iMedia Brands, Inc.

iMedia Brands, Inc. (Nasdaq: IMBI) is a leading interactive media company that owns a growing portfolio of lifestyle television networks, consumer brands and media commerce services. Its brand portfolio spans multiple business models and product categories. Its television brands are ShopHQ shophq.com, ShopBulldogTV shopbulldogtv.com, ShopHQHealth shophqhealth.com and LaVenta. Its media commerce services brands are Float Left Interactive floatleft.tv and i3PL Services. Its consumer brands include J.W. Hulme jwhulmeco.com, Christopher & Banks christopherandbanks.com, ourgalleria.com and thecloseout.com. Please visit www.imediabrands.com for more investor information.

Contacts:

Investors:

Gateway Investor Relations

Cody Slach

IMBI@gatewayir.com

(949) 574-3860

Media:

press@imediabrands.com

(800) 938-9707

iMEDIA BRANDS INC.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands except share and per share data)

	May 1,	January 30,
	2021	2021
	(Unaudited)
ASSETS
Current assets:
Cash	$14,946	$15,485
Accounts receivable, net	56,601	61,951
Inventories	74,522	68,715
Current portion of television distribution rights, net	17,364	19,725
Prepaid expenses and other	11,722	7,853
Total current assets	175,155	173,729
Property and equipment, net	43,441	41,988
Television distribution rights, net	4,230	7,028
Other assets	8,975	3,892
Total Assets	$231,801	$226,637

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$54,941	$77,995
Accrued liabilities	41,840	29,509
Current portion of television distribution rights obligation	26,141	29,173
Current portion of long term credit facility	2,714	2,714
Current portion of operating lease liabilities	262	462
Deferred revenue	361	213
Total current liabilities	126,259	140,066

Other long term liabilities	6,814	8,855
Long term credit facilities	49,995	50,666
Total liabilities	183,068	199,587

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.01 par value, 400,000 shares authorized;
zero shares issued and outstanding	-	-
Common stock, $.01 par value, 29,600,000 shares authorized as of
May 1, 2021 and January 30, 2021; 16,384,402 and 13,019,061 shares
issued and outstanding as of May 1, 2021 and January 30, 2021	164	130
Additional paid-in capital	495,972	474,375
Accumulated deficit	(450,683)	(447,455)
Total shareholders' equity	45,453	27,050
Equity of the Non-Controlling Interest	$3,280	$-
Total Equity	$48,733	$27,050
Total Liabilities and Shareholders' Equity	$231,801	$226,637

 iMEDIA BRANDS, INC.

 AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF OPERATIONS

 (Unaudited)

 (In thousands, except share and per share data)

	For the Three-Month Periods Ended
	May 1,	May 2,
	2021	2020
Net sales	$113,203	$95,834
Cost of sales	$67,196	60,277
Gross profit	$46,007	35,557
Margin %	40.6%	37.1%
Operating expense:
Distribution and selling	$34,247	33,735
General and administrative	$6,435	5,367
Depreciation and amortization	$7,375	1,881
Restructuring costs	$-	209
Total operating expense	$48,057	41,192
Operating loss	$(2,050)	(5,635)

Other income (expense):
Interest income	$1	1
Interest expense	$(1,313)	(1,179)
Total other expense	$(1,312)	(1,178)

Loss before income taxes	$(3,362)	(6,813)

Income tax provision	$(15)	(15)

Net loss	$(3,377)	$(6,828)

Less: Net loss attributable to non-controlling interest	$(150)	-

Net loss attributable to shareholders	$(3,227)	$(6,828)

Net loss per common share	$(0.21)	$(0.82)

Net loss per common share
---assuming dilution	$(0.21)	$(0.82)

Weighted average number of
common shares outstanding:
Basic	15,620,995	8,290,790
Diluted	15,620,995	8,290,790

iMEDIA BRANDS, INC.

AND SUBSIDIARIES

PERFORMANCE MEASURES BY SEGMENT

($ in Millions)

	For the Three-Month Period Ended			For the Three-Month Period Ended
	May 1, 2021			May 2, 2020
	ShopHQ	Emerging	Consolidated	ShopHQ	Emerging	Consolidated
Net Sales	$100.3	$12.9	$113.2	$93.8	$2.0	$95.8

Gross Profit	$40.4	$5.6	46.0	35.0	0.6	35.6

Operating Loss	$(1.9)	$(0.2)	(2.1)	(3.8)	(1.8)	(5.6)

Adjusted EBITDA	$7.1	$1.0	8.1	0.0	(1.7)	(1.6)

iMEDIA BRANDS, INC.

AND SUBSIDIARIES

Reconciliation of Net Loss Attributable to Shareholders to Adjusted EBITDA:

(Unaudited)

(in thousands)

	For the Three-Month Period Ended			For the Three-Month Period Ended
	May 1, 2021			May 2, 2020
	ShopHQ	Emerging	Consolidated	ShopHQ	Emerging	Consolidated
Net loss attributable to shareholders			$(3,227)			$(6,828)
Adjustments:
Depreciation and amortization			8,317			2,905
Interest income			(1)			(1)
Interest expense			1,313			1,179
Income taxes			15			15
EBITDA (as defined)	$5,956	$461	$6,417	$(1,063)	$(1,667)	$(2,730)

A reconciliation of EBITDA to Adjusted EBITDA is as follows:
EBITDA (as defined)	$5,956	$461	$6,417	$(1,063)	$(1,667)	$(2,730)
Adjustments:
Restructuring costs	-	-	-	209	-	209
One-time customer concessions	341	-	341	-	-	-
Transaction, settlement and integration costs, net (a)	124	576	700	259	-	259
Non-cash share-based compensation expense	678	-	678	615	-	615
Adjusted EBITDA	$7,099	$1,037	$8,136	$20	$(1,667)	$(1,647)

(a)	Transaction, settlement and integration costs for the three-month period ended May 1, 2021 includes professional fees and other transaction fees related to the TheCloseOut.com and Christopher & Banks transactions. Transaction, settlement and integration costs for three-month period ended May 2, 2020 includes contract settlement costs, business acquisition and integration-related costs.

Adjusted EBITDA

EBITDA represents net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines Adjusted EBITDA as EBITDA excluding non-operating gains (losses); executive and management transition costs; restructuring costs; non-cash impairment charges and write downs; transaction, settlement, and integration costs, net; rebranding costs; and non-cash share-based compensation expense. The Company has included the “Adjusted EBITDA” measure in its EBITDA reconciliation in order to adequately assess the operating performance of its television and online businesses and in order to maintain comparability to its analyst's coverage and financial guidance, when given. Management believes that the Adjusted EBITDA measure allows investors to make a meaningful comparison between its business operating results over different periods of time with those of other similar companies. In addition, management uses Adjusted EBITDA as a metric to evaluate operating performance under the Company’s management and executive incentive compensation programs. EBITDA and Adjusted EBITDA are both non-GAAP measures and should not be construed as an alternative to operating income (loss), net income (loss) or to cash flows from operating activities as determined in accordance with generally accepted accounting principles (“GAAP”) and should not be construed as a measure of liquidity. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. The Company has included a reconciliation of the comparable GAAP measure, net income (loss) to Adjusted EBITDA in this release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact, including statements regarding the expected impact of COVID-19 on television retailing are forward-looking. The Company often use words such as anticipates, believes, estimates, expects, intends, seeks, predicts, hopes, should, plans, will and similar expressions to identify forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): variability in consumer preferences, shopping behaviors, spending and debt levels; the general economic and credit environment, including COVID-19; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales and sales promotions; pricing and gross sales margins; the level of cable and satellite distribution for the Company’s programming and the associated fees or estimated cost savings from contract renegotiations; the Company’s ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom the Company has contractual relationships, and to successfully manage key vendor and shipping relationships and develop key partnerships and proprietary and exclusive brands; the ability to manage operating expenses successfully and the Company’s working capital levels; the ability to remain compliant with the Company’s credit facilities covenants; customer acceptance of the Company’s branding strategy and its repositioning as a video commerce Company; the ability to respond to changes in consumer shopping patterns and preferences, and changes in technology and consumer viewing patterns; changes to the Company’s management and information systems infrastructure; challenges to the Company’s data and information security; changes in governmental or regulatory requirements; including without limitation, regulations of the Federal Communications Commission and Federal Trade Commission, and adverse outcomes from regulatory proceedings; litigation or governmental proceedings affecting the Company’s operations; significant events (including disasters, weather events or events attracting significant television coverage) that either cause an interruption of television coverage or that divert viewership from its programming; disruptions in the Company’s distribution of its network broadcast to customers; the Company’s ability to protect its intellectual property rights; our ability to obtain and retain key executives and employees; the Company’s ability to attract new customers and retain existing customers; changes in shipping costs; expenses related to the actions of activist or hostile shareholders; the Company’s ability to offer new or innovative products and customer acceptance of the same; changes in customer viewing habits of television programming; and the risks identified under Item 1A(Risk Factors) in the Company’s most recently filed Form 10-K and any additional risk factors identified in its periodic reports since the date of such Form 10-K. More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. the Company’s is under no obligation (and expressly disclaim any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.